UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: November 6, 2018
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800
Denver, Colorado 80265
(Address of principal executive offices and zip code)

(303) 672-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
□
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
□

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement

On November 6, 2018, QEP Resources, Inc., a Delaware corporation (the "Company"), through its wholly owned subsidiary, QEP Energy Company, a Delaware corporation ("Seller"), entered into a purchase and sale agreement (the "Purchase Agreement") with Vantage Acquisition Operating Company, LLC, a Delaware limited liability company ("Buyer"), and Vantage Energy Acquisition Corp., a Delaware corporation ("Parent"). The Purchase Agreement provides for the sale by Seller of oil and natural gas interests in the Williston Basin located in North Dakota and Montana (the "Williston Basin Divestiture"). The aggregate consideration payable to Seller for the Williston Basin Divestiture will be up to $1.725 billion, subject to purchase price adjustments, including adjustments for certain title and environmental defects asserted prior to the closing. The purchase price is comprised of $1.65 billion in cash and contractual rights to receive $50 million and $25 million in Parent common stock if the daily volume weighted average trading price of Parent's common stock for 10 out of 20 consecutive trading days is at or above $12.00 per share and $15.00 per share, respectively. The Company shall be entitled to the equity consideration if the share price thresholds are met at any time during the five year period following the closing of the transaction. The Williston Basin Divestiture has an effective date of July 1, 2018. The Company and Seller expect to close the Williston Basin Divestiture in the first quarter or early in the second quarter of 2019, subject to due diligence and the satisfaction of closing conditions.

Conditions to the Closing of the Williston Basin Divestiture and Termination Rights

Before the closing of the Williston Basin Divestiture, Buyer intends to conduct due diligence to assess the aggregate dollar value of any title and environmental defects, preferential purchase rights and certain consents. If the value of these matters exceeds 20% of the purchase price, each party has the right to decline to close. Except for its termination right, its remedy for a breach of Seller's special warranty of title and its remedy for a breach by Seller of certain limited representations, indemnifications and interim period covenants, Buyer's exclusive remedy for title matters and environmental matters will be handled through a title or environmental defect mechanism.

Each party's separate obligation to consummate the Williston Basin Divestiture is conditioned upon, among other things, (i) confirmation of the counterparty's representations and warranties as of the closing, (ii) the counterparty's performance, in all material respects, of all covenants, (iii) the absence of material legal matters prohibiting the Williston Basin Divestiture, (iv) the purchase price condition described above, (v) the counterparty being ready to deliver the closing deliverables, (vi) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and (vii) approval of the transaction by Parent's stockholders. Seller's obligation to consummate the Williston Basin Divestiture is further conditioned upon Buyer's provision of replacements for Seller's bonds, letters of credit and guarantees. Buyer's obligation to consummate the Williston Basin Divestiture is further conditioned upon (i) Parent's stockholders redeeming no more than approximately 16.6 million shares of Parent's common stock, (ii) certain litigation proceedings not exceeding a specified indemnification threshold and (iii) the Company obtaining a consent under its credit agreement with respect to certain obligations and covenants to be performed under the Purchase Agreement.

If the Purchase Agreement is terminated by Seller as a result of Buyer's failure to consummate the Williston Basin Divestiture at a time when Buyer's conditions to closing have been satisfied, then, provided certain other conditions with respect to Buyer's debt financing have been satisfied, Seller will be entitled to seek specific performance of Buyer to consummate the Williston Basin Divestiture. If the Purchase Agreement is terminated by Buyer as a result of Seller's failure to consummate the Williston Basin Divestiture at a time when Seller's conditions to closing have been satisfied, Buyer will be entitled to seek specific performance of Seller to consummate the Williston Basin Divestiture.

Others Terms of the Purchase Agreement

The Purchase Agreement contains representations, warranties and covenants for a transaction of this nature. The Purchase Agreement also contains mutual pre-closing covenants, including the obligation of Seller to conduct its business in all material respects in the usual, regular and ordinary manner consistent with its past practices and to refrain from taking certain specified actions without the consent of Buyer.

The Purchase Agreement also provides for the entry by Seller on behalf of Buyer into certain derivative contracts in connection with the Williston Basin Divestiture, which will then be novated to Buyer at the closing. In certain circumstances, Buyer is obligated to indemnify Seller for costs and expenses related to the derivative contracts (including any unwinding, if applicable) as well as liabilities arising from or attributable to the derivative contracts, whether or not the closing occurs.

The foregoing is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure

On November 7, 2018, the Company issued a press release announcing the Williston Basin Divestiture. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being "furnished" pursuant to Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Exchange Act. Forward-looking statements can be identified by words such as "anticipates," "believes," "forecasts," "plans," "estimates," "expects," "should," "will" or other similar expressions. Such statements are based on management's current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. These forward-looking statements include, but are not limited to, statements regarding: the total consideration to be received by the Company; the timing of the closing of the Williston Basin Divestiture; and Buyer's intent to conduct due diligence and related assessments. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to: (i) the occurrence of any event, change or other circumstance that could delay the transaction or give rise to the termination of the Purchase Agreement related thereto; (ii) the outcome of any legal proceedings that may be instituted against the Company or Parent following announcement of the transaction; (iii) the inability to complete the transaction due to the failure to obtain approval of Parent's stockholders or satisfy other conditions, to closing in the Purchase Agreement, including regulatory approvals; (iv) the risk that the proposed transaction disrupts the Company's current plans and operations as a result of the announcement of the transaction, including the distraction of the Company's management and employees; (v) costs related to the transaction; (vi) changes in applicable laws or regulations; (vii) Parent's stock price failing to trade above the applicable threshold prices; and (viii) the possibility that the Company or the Parent may be adversely affected by other economic, business and/or competitive factors; and the other risks discussed in the Company's periodic filings with the Securities and Exchange Commission, including the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q filed in 2018. The Company undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Exhibit

10.1	Purchase and Sale Agreement, dated November 6, 2018, by and among QEP Energy Company, Vantage Acquisition Operating Company, LLC and Vantage Energy Acquisition Corp. (filed herewith)
99.1	Press release issued November 7, 2018, by QEP Resources, Inc. (furnished herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP Resources, Inc.
(Registrant)

November 8, 2018

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer